UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 15, 2015, as further discussed under Item 2.03 below, Calpine Corporation (“Calpine” or the “Company”) closed on a $550 million first lien senior secured term loan (the “2023 First Lien Term Loan”), which is scheduled to mature on January 15, 2023. The information in Item 2.03 below is hereby incorporated by reference in this Item 1.01.
Calpine intends to utilize $325 million of the proceeds received from the 2023 First Lien Term Loan, together with cash on hand, to effect the acquisition of 100% of the outstanding membership and limited liability interests of Granite Ridge Energy, LLC (“Granite Ridge”) pursuant to a purchase and sale agreement between Calpine Granite Holdings, LLC, an indirect, wholly-owned subsidiary of Calpine, and Granite Ridge Holdings, LLC. The remaining proceeds will be used to repay project debt, corporate debt and for general corporate purposes.
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
As disclosed above, on December 15, 2015, Calpine entered into a $550 million first lien senior secured term loan, which is scheduled to mature on January 15, 2023, with Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”), Goldman Sachs Credit Partners L.P., as collateral agent and the lenders party thereto. This summary of the material terms of the 2023 First Lien Term Loan credit agreement (the “Credit Agreement”) does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The 2023 First Lien Term Loan provides for a senior secured term loan facility in an aggregate principal amount of $550 million and bears interest, at Calpine’s option, at either (i) the Base Rate, equal to the highest of (a) the Federal Funds Effective Rate plus 0.5% per annum, (b) the Prime Rate or (c) the Eurodollar Rate for a one month interest period plus 1.0% (in each case, as such terms are defined in the Credit Agreement), plus an applicable margin of 2.00% per annum, or (ii) LIBOR plus an applicable margin of 3.00% per annum (subject to a LIBOR floor of 1.00%). Calpine will pay an upfront fee in an amount equal to 1.0% of the aggregate principal amount of the 2023 First Lien Term Loan, which may be structured as original issue discount.
An aggregate amount equal to 0.25% of the aggregate principal amount of the 2023 First Lien Term Loan will be payable at the end of each quarter commencing in March 2016, with the remaining balance payable on the maturity date (January 15, 2023). Calpine may elect from time to time to convert all or a portion of the 2023 First Lien Term Loan from initial LIBOR rate loans to Base Rate loans or vice versa. In addition, Calpine may at any time, and from time to time, prepay the 2023 First Lien Term Loan, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent. Partial prepayments shall be in an aggregate principal amount of $1 million or a whole multiple of $1 million in excess thereof, provided that any prepayment shall be first applied to any portion of the 2023 First Lien Term Loan that is designated as Base Rate loans and then LIBOR loans.
Calpine may also reprice the 2023 First Lien Term Loan, subject to approval from the Lenders (as defined in the Credit Agreement). If a repricing transaction occurs prior to the six-month anniversary of the closing date that results in a prepayment, Calpine will pay the Administrative Agent fees consisting of a prepayment premium of 1% of the principal amount that is being refinanced. If a repricing transaction occurs prior to the six-month anniversary of the closing date that results in an amendment of the 2023 First Lien Term Loan, Calpine will pay the Administrative Agent fees of 1% of the aggregate amount of the 2023 First Lien Term Loan outstanding immediately prior to the repricing transaction. Calpine may elect to extend the maturity of any term loans under the 2023 First Lien Term Loan, in whole or in part subject to approval from those Lenders holding such term loans.
Subject to certain qualifications and exceptions, the Credit Agreement will, among other things, limit Calpine’s ability and the ability of the guarantors to:

•	incur or guarantee additional first lien indebtedness;

•	enter into certain types of commodity hedge agreements that can be secured by first lien collateral;

•	enter into sale and leaseback transactions;

•	create liens; and

•	consolidate, merge or transfer all or substantially all of Calpine’s assets and the assets of Calpine’s restricted subsidiaries on a combined basis.
If a change of control triggering event occurs, Calpine shall notify the Administrative Agent in writing and shall make an offer to prepay the entire principal amount of the 2023 First Lien Term Loan outstanding within thirty (30) days after the date of such change of control triggering event.
In connection with the 2023 First Lien Term Loan, Calpine and its subsidiaries (subject to certain exceptions) have made certain representations and warranties and are required to comply with various affirmative and negative covenants. The 2023 First

Lien Term Loan is subject to customary events of default included in financing transactions, including, among others, failure to make payments when due, certain defaults under other material indebtedness, breach of certain covenants, breach of certain representations and warranties, involuntary or voluntary bankruptcy, and material judgments. If an event of default arises from certain events of bankruptcy or insolvency, all amounts outstanding under the 2023 First Lien Term Loan will become due and payable immediately without further action or notice. If other events of default arise (as defined in the Credit Agreement) arise and are continuing, the Lenders holding more than 50% of the outstanding 2023 First Lien Term Loan amounts may declare all the 2023 First Lien Term Loan amounts outstanding to be due and payable immediately.
ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Amended and Restated Employment Agreement with Jack A. Fusco
On December 18, 2015, the Company entered into an amended and restated employment agreement with its Executive Chairman, Jack A. Fusco (the “Fusco Agreement”). Under the Fusco Agreement, Mr. Fusco’s employment term as Executive Chairman will be extended to the earlier of May 30, 2016 or the date of the annual meeting of shareholders that occurs in 2016 (the “Employment Term”). The Fusco Agreement also provides that Mr. Fusco will continue to receive an annual base salary of $669,500 and for the Company to grant restricted stock awards to Mr. Fusco in February 2016, worth at least $150,000. To the extent that Mr. Fusco remains employed until the end of the Employment Term, the 2016 restricted stock awards will vest on the last day of his employment.
Further, so long as Mr. Fusco remains employed until December 31, 2015, his annual cash bonus for 2015 will be deemed earned as of such date and will be calculated and payable in a manner consistent with that of other senior executives. Provided that Mr. Fusco remains employed through the end of the Employment Term, he will receive a pro-rata annual bonus award for 2016 based on actual achievement of performance goals as of the end of the 2016 fiscal year.
Corrected copies of Mr. Fusco’s February 2014 and May 2015 Restricted Stock Award Agreements are attached as exhibits to the Fusco Agreement; these clarify that the awards will vest if Mr. Fusco is employed until December 31, 2015, as provided for under Mr. Fusco’s original employment agreement.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Fusco Agreement, filed herewith as Exhibit 10.2, which is incorporated herein by reference.
Amended and Restated Employment Agreement with W. Thaddeus Miller
On December 18, 2015, the Company entered into an amended and restated employment agreement with its Executive Vice President and Chief Legal Officer, W. Thaddeus Miller (the “Miller Agreement”). Under the Miller Agreement, Mr. Miller is entitled to receive an annual base salary of $832,249 to be increased annually commensurate with pay increases made to other executive vice presidents of the Company. The Miller Agreement also provides that Mr. Miller’s employment term will be extended two years and run through December 31, 2017. The Miller Agreement further provides for the Company’s grant of restricted stock awards and performance share units to Mr. Miller in February 2016 and February 2017 will be in a quantity to be calculated on the same basis as the annual grants made to other executive vice presidents of the Company. The restricted stock awards granted in February 2016 will vest on December 31, 2016, and the restricted stock awards granted in February 2017 will vest on December 31, 2017, provided Mr. Miller remains employed through such dates. Similarly, employment requirements on performance share units granted to Mr. Miller in February 2016 will lapse on December 31, 2016, and such requirements will lapse on performance share units granted to Mr. Miller in February 2017 on December 31, 2017, provided Mr. Miller remains employed with the Company on the applicable lapse date.
Pursuant to the Miller Agreement, Mr. Miller’s annual cash bonus awards for 2015, 2016 and 2017 will be deemed earned as of December 31, 2015, 2016 and 2017, respectively, provided Mr. Miller remains employed on the applicable December 31st of each year. Such cash bonus awards will be calculated and payable in a manner consistent with that of other executive vice presidents of the Company.
A corrected copy of Mr. Miller’s February 2014 Restricted Stock Award Agreement is attached as an exhibit to the Miller Agreement; this clarifies that the award will vest if Mr. Miller is employed until December 31, 2015, as provided for under Mr. Miller’s original employment agreement. A corrected copy of Mr. Miller’s February 2015 Performance Share Unit Award is attached as an exhibit to the Miller Agreement, to reflect the correct payment dates for these awards.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Miller Agreement, filed herewith as Exhibit 10.3, which is incorporated herein by reference.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1
Credit Agreement, dated December 15, 2015 among Calpine Corporation as borrower and the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, Goldman Sachs Credit Partners L.P., as collateral agent.

10.2	Amended and Restated Executive Employment Agreement between the Company and Jack A. Fusco, dated December 18, 2015.†

10.3	Amended and Restated Executive Employment Agreement between the Company and W. Thaddeus Miller, dated December 18, 2015.†
__________

†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: December 18, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1
Credit Agreement, dated December 15, 2015 among Calpine Corporation as borrower and the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, Goldman Sachs Credit Partners L.P., as collateral agent.

10.2	Amended and Restated Executive Employment Agreement between the Company and Jack A. Fusco, dated December 18, 2015.†

10.3	Amended and Restated Executive Employment Agreement between the Company and W. Thaddeus Miller, dated December 18, 2015.†
__________

†	Management contract or compensatory plan or arrangement.